Exhibit 99.1

May 4, 2023

Zeta Announces First Quarter 2023 Financial Results

•
Delivered revenue of $158M, up 25% Y/Y in 1Q’23
•
Grew Scaled Customer count to 411, up 8 Q/Q and up 52 Y/Y or 14% growth Y/Y
•
Increased Super-Scaled Customer count by 7 Q/Q with ARPU up 18% Y/Y and revenue up 31% Y/Y
•
Expanded Scaled Customer ARPU 10% Y/Y, marking the 11th consecutive quarter of double-digit growth
•
Raising 2Q’23 & FY'23 guidance and introducing new generative AI capabilities

NEW YORK – Zeta Global (NYSE: ZETA), the AI-Powered Marketing Cloud, today announced financial results for the first quarter ended March 31, 2023.

“Q1 was another proof point in our belief that the market is moving in Zeta’s direction,” said David A. Steinberg, Co-Founder, Chairman, and CEO of Zeta. “The proliferation of Artificial Intelligence and data-driven insights, combined with the need to ‘do more with less,’ fits squarely within our sweet spot. In this volatile market, we continue to see organizations more willing to adopt new solutions from new partners in order to simplify their environment and drive better outcomes. This has resulted in our new Scaled Customer count growing twice as fast as our Zeta 2025 model.”

“We continue to execute through a challenging macro backdrop, delivering our seventh consecutive quarter of beat and raise execution,” said Chris Greiner, Zeta’s CFO. “There simply are not a lot of businesses with sustained 20% plus revenue growth and expanding Adjusted EBITDA margins in the technology universe today. We believe Zeta is being recognized as a platform that the largest and most complex enterprises rely on to grow their businesses profitably.”

First Quarter 2023 Highlights

•
Total revenue of $158 million, increased 25% Y/Y.
•
Scaled Customer count increased to 411 from 403 in 4Q’22 and 359 in 1Q’22.
•
Super-Scaled Customer count increased to 110 from 103 in 4Q’22 and 99 in 1Q’22.
•
Quarterly Scaled Customer ARPU of $374,000, increased 10% Y/Y.

•
Quarterly Super-Scaled Customer ARPU of $1.16 million, increased 18% Y/Y.
•
Direct platform revenue mix of 71% of total revenue, compared to 81% in 1Q’22.
•
Cost of revenue percentage of 34.5%, increased 140 basis points Y/Y, and decreased 320 basis points Q/Q.
•
GAAP net loss of $57 million, or 36% of revenue, driven primarily by $64 million of stock-based compensation. The net loss in 1Q’22 was $72 million, or 57% of revenue.
•
GAAP loss per share of $0.38, compared to a loss per share of $0.54 in 1Q’22.
•
S&M, G&A, and R&D expense to revenue ratios all improved Y/Y.
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Cash flow from operating activities of $20.1 million, compared to $21.2 million in 1Q’22.
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Free Cash Flow1 of $10 million, compared to $9.7 million in 1Q’22.
•
Repurchased $6.5 million worth of shares through our share repurchase program.
•
Adjusted EBITDA1 of $24 million, increased 28% Y/Y compared to $18.8 million in 1Q’22.
•
Adjusted EBITDA margin1 of 15.3%, compared to 14.9% in 1Q’22.

1 Free Cash Flow, Adjusted EBITDA, and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Measures” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures at the end of this release.

Guidance

Zeta anticipates revenue and Adjusted EBITDA as follows:

Second Quarter 2023

•
Increasing revenue guidance to a range of $160 million to $164 million, up $2 million at the midpoint from the prior guidance of $160 million. The revised guidance represents a year-over-year increase of 17% to 19%.
•
Increasing Adjusted EBITDA guidance to a range of $24.2 million to $24.7 million, up $0.9 million at the midpoint from the prior guidance of $23.6 million. The revised guidance represents a year-over-year increase of 30% to 33% and an Adjusted EBITDA margin of 14.8% to 15.4%.

Full Year 2023

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Increasing revenue guidance to a range of $696 million to $706 million, up $10 million from the midpoint of the prior guidance range of $686 million to $696 million. Revised guidance represents a year-over-year increase of 18% to 19%.
•
Increasing Adjusted EBITDA to a range of $118.8 million to $120.6 million, up $2.3 million from the midpoint of the prior guidance range of $116.5 million to $118.3 million. Revised guidance represents a year-over-year increase of 29% to 31% and an Adjusted EBITDA margin of 16.8% to 17.3%.

Investor Conference Call and Webcast

Zeta will host a conference call today, Thursday, May 4, 2023, at 5:00 p.m. Eastern Time to discuss financial results for the first quarter 2023. A supplemental earnings presentation and a live webcast of the conference call can be accessed from the Company’s investor relations website (https://investors.zetaglobal.com/) where they will remain available for one year.

About Zeta

Zeta Global (NYSE: ZETA) is the AI-Powered Marketing Cloud that leverages advanced artificial intelligence (AI) and trillions of consumer signals to make it easier for marketers to acquire, grow, and retain customers more efficiently. Through the Zeta Marketing Platform (ZMP), our vision is to make sophisticated marketing simple by unifying identity, intelligence, and omnichannel activation into a single platform – powered by one of the industry’s largest proprietary databases and AI. Our enterprise customers across multiple verticals are empowered to personalize experiences with consumers at an individual level across every channel, delivering better results for marketing programs. Zeta was founded in 2007 by David A. Steinberg and John Sculley and is headquartered in New York City with offices around the world. To learn more, go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our guidance, the Zeta 2025 plan, the financial targets of Zeta 2025 and the timing of when we will achieve the Zeta 2025 plan, and the capabilities of AI and Zeta’s platform are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our anticipated future financial performance, our market opportunities and our expectations regarding our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “guidance” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: global supply chain disruptions; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond Zeta’s control; increases in our borrowing costs as a result of changes in interest rates and other factors; the impact of inflation on us and on our customers; potential fluctuations in our operating results, which could make our future operating results difficult to predict; underlying circumstances, including cash flows, cash position, financial performance, market conditions and potential acquisitions; prevailing stock prices, general economic and market condition; the impact of COVID-19 and other future pandemics, epidemics and other health crises on the global economy, our customers, employees and business; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; our ability to innovate and make the right investment decisions in our product offerings and platform; the impact of new generative AI capabilities and the proliferation of AI on our business; our ability to attract and retain customers, including our scaled and super-scaled customers; our ability to manage our growth effectively; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The second quarter and full year 2023 guidance provided herein and Zeta 2025 targets are based on Zeta’s current estimates and assumptions and are not a guarantee of future performance. The guidance provided and Zeta 2025 targets are subject to significant risks and uncertainties, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (“SEC”), that could cause actual results to differ materially. There can be no assurance that the Company will achieve the results expressed by this guidance or the targets.

Availability of Information on Zeta’s Website and Social Media Profiles

Investors and others should note that Zeta routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Zeta investor relations website at https://investors.zetaglobal.com (“Investors Website”). We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Investors Website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Zeta to review the information that it shares on the Investors Website and to regularly follow our social media profile links located at the bottom of the page on www.zetaglobal.com. Users may automatically receive email alerts and other information about Zeta when enrolling an email address by visiting “Investor Email Alerts” in the “Resources” section of the Investors Website.

Social Media Profiles:

www.twitter.com/zetaglobal

www.facebook.com/ZetaGlobal/

www.linkedin.com/company/zetaglobal

www.instagram.com/zetaglobal/

The Following Definitions Apply to the Terms Used Throughout this Release, the Supplemental Earnings Presentation and Investor Conference Call

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Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it direct platform revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered integrated platform revenue.
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Cost of revenue: Cost of revenue excludes depreciation and amortization and consists primarily of media and marketing costs and certain personnel costs. Media and marketing costs consist primarily of fees paid to third-party publishers, media owners or managers, and strategic partners that are directly related to a revenue-generating event. We pay these third-party publishers, media owners or managers and strategic partners on a revenue-share, a cost-per-lead, cost-per-click, or cost-per-thousand-impressions basis. Personnel costs included in cost of revenues include salaries, bonuses, commissions, stock-based compensation and employee benefit costs primarily related to individuals directly associated with providing services to our customers.
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Scaled Customers: We define scaled customers as customers from which we generated at least $100,000 in revenue on a trailing twelve-month basis. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Super-Scaled Customers: We define super scaled customers, which is a subset of Scaled Customers, as customers from which we generated at least $1,000,000 in revenue on a trailing twelve-month basis. We calculate the number of super scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the super scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Scaled Customer ARPU: We calculate the scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the average number of scaled customers during that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
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Super-Scaled Customer ARPU: We calculate the super scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the average number of super scaled customers during that period. We believe that super scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
•
Zeta 2025: The Zeta 2025 is a long-term plan introduced by the Company in 2022, intended to drive the Company’s vision to become one of the largest marketing clouds in the industry, with targets for business, product, and industry leadership. The financial targets of this plan are to generate in excess of $1 billion in annual revenue with at least 20% Adjusted EBITDA margins by 2025. In February 2023, we added an additional financial target to the plan of Free Cash Flow with a target of at least $110 million by 2025.

Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

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Adjusted EBITDA is a non-GAAP financial measure defined as net loss adjusted for interest expense, depreciation and amortization, stock-based compensation, income tax (benefit) / provision, acquisition related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expenses, gain on extinguishment of debt, certain non-recurring IPO related expenses, including the payroll taxes related to vesting of restricted stock and restricted stock units upon the completion of the IPO, and other expenses. Acquisition related expenses and restructuring expenses primarily consist of severance and other employee-related costs which we do not expect to incur in the future as acquisitions of businesses may distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses consist of non-cash expenses such as changes in fair value of acquisition related liabilities, gains and losses on extinguishment of acquisition related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring IPO related expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.
•
Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by the total revenues for the same period.
•
Free Cash Flow is a non-GAAP financial measure defined as cash from operating activities, less capital expenditures and website and software development costs, adjusted for the effect of exchange rates on cash and cash equivalents.

Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow provide us with useful measures for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Nevertheless our use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under GAAP. Other companies may calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net loss.

We calculate forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow guidance and targets to forward looking GAAP net income (loss), GAAP net income (loss) margin or cash flows from operating activities, respectively, because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Scott Schmitz

ir@zetaglobal.com

Press

Megan Rose

press@zetaglobal.com

Zeta Global Holdings Corp.

Condensed Unaudited Consolidated Balance Sheets

(in thousands, except shares, per share and par values)

	As of
	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$107,794	$121,110
Accounts receivable, net of allowance of $2,048 and $1,882 as of March 31, 2023 and December 31, 2022, respectively	109,405	106,322
Prepaid expenses	6,606	7,150
Other current assets	2,232	1,866
Total current assets	226,037	236,448
Non-current assets:
Property and equipment, net	5,990	5,981
Website and software development costs, net	35,371	36,713
Right-to-use asset - operating leases, net	6,931	7,388
Intangible assets, net	50,827	44,358
Goodwill	141,018	133,069
Deferred tax assets, net	760	745
Other non-current assets	2,917	1,800
Total non-current assets	$243,814	$230,054
Total assets	$469,851	$466,502
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	38,485	$33,668
Accrued expenses	65,570	72,364
Acquisition-related liabilities (current)	15,910	14,743
Deferred revenue	3,708	2,228
Other current liabilities	6,372	5,707
Total current liabilities	130,045	128,710
Non-current liabilities:
Long-term borrowings	183,840	183,953
Acquisition-related liabilities (non-current)	18,576	17,932
Other non-current liabilities	7,464	7,877
Total non-current liabilities	209,880	209,762
Total liabilities	$339,925	$338,472
Commitments and contingencies
Stockholders’ equity:
Class A common stock $ 0.001 per share par value, up to 3,750,000,000 shares authorized, 175,724,392 and 175,266,917 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	176	175
Class B common stock $ 0.001 per share par value, up to 50,000,000 shares authorized, 31,723,379 and 32,099,302 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	32	32
Additional paid-in capital	959,627	900,924
Accumulated deficit	(828,011)	(771,056)
Accumulated other comprehensive loss	(1,898)	(2,045)
Total stockholders’ equity	129,926	128,030
Total liabilities and stockholders' equity	$469,851	$466,502

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three months ended March 31,
	2023	2022
Revenues	$157,602	$126,268
Operating expenses:
Cost of revenues (excluding depreciation and amortization)	54,350	41,725
General and administrative expenses	52,601	53,349
Selling and marketing expenses	72,549	68,918
Research and development expenses	18,519	17,231
Depreciation and amortization	11,825	12,766
Acquisition-related expenses	203	344
Total operating expenses	$210,047	$194,333
Loss from operations	(52,445)	(68,065)
Interest expense	2,448	1,298
Other expenses	1,864	5,273
Total other expenses	$4,312	$6,571
Loss before income taxes	(56,757)	(74,636)
Income tax provision/(benefit)	198	$(2,599)
Net loss	$(56,955)	$(72,037)
Other comprehensive (income) / loss:
Foreign currency translation adjustment	(147)	244
Total comprehensive loss	$(56,808)	$(72,281)
Net loss per share
Net loss available to common stockholders	$(56,955)	$(72,037)
Basic loss per share	$(0.38)	$(0.54)
Diluted loss per share	$(0.38)	$(0.54)
Weighted average number of shares used to compute net loss per share
Basic	150,045,840	134,084,703
Diluted	150,045,840	134,084,703

The Company recorded following stock-based compensation under respective lines of the above unaudited consolidated statements of operations and comprehensive loss::

	Three months ended March 31,
	2023	2022
Cost of revenues (excluding depreciation and amortization)	$858	$1,162
General and administrative expenses	24,182	29,775
Selling and marketing expenses	33,036	36,807
Research and development expenses	6,386	5,992
Total	$64,462	$73,736

Condensed Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(56,955)	$(72,037)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,825	12,766
Stock-based compensation	64,462	73,736
Deferred income taxes	(42)	(2,870)
Change in fair value of acquisition-related liabilities	1,652	5,345
Others, net	46	386
Change in non-cash working capital (net of acquisitions):
Accounts receivable	(2,015)	9,577
Prepaid expenses	527	233
Other current assets	(366)	(173)
Other non-current assets	(112)	(432)
Deferred revenue	1,380	(1,181)
Accounts payable	5,196	(2,438)
Accrued expenses and other current liabilities	(5,538)	(1,607)
Other non-current liabilities	44	(122)
Net cash provided by operating activities	20,104	21,183
Cash flows from investing activities:
Capital expenditures	(5,164)	(6,743)
Website and software development costs	(4,900)	(4,465)
Acquisitions and other investments, net of cash acquired	(15,852)	(9,157)
Net cash used for investing activities	(25,916)	(20,365)
Cash flows from financing activities:
Cash paid for acquisition-related liabilities	(980)	(647)
Proceeds from credit facilities, net of issuance cost	2,813	1,406
Exercise of options	41	65
Repurchase of shares	(6,533)	-
Repayments against the credit facilities	(2,813)	(1,406)
Net cash used for financing activities	(7,472)	(582)
Effect of exchange rate changes on cash and cash equivalents	(32)	(232)
Net (decrease) / increase in cash and cash equivalents	(13,316)	4
Cash and cash equivalents, beginning of period	121,110	103,859
Cash and cash equivalents, end of period	$107,794	$103,863
Supplemental cash flow disclosures including non-cash activities:
Cash paid for interest, net	$2,464	$1,221
Cash paid for income taxes, net of refund	$46	$123
Liability established in connection with acquisitions	$2,791	$12,884
Capitalized stock-based compensation as website and software development costs	$752	$1,254
Shares issued in connection with acquisitions and other agreements	$-	$11,083
Non-cash consideration for website and software development costs	$219	$291

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss and net loss margin, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three months ended March 31,
	2023	2022
Net loss	$(56,955)	$(72,037)
Net loss margin	36.1%	57.1%
Add back:
Depreciation and amortization	11,825	12,766
Acquisition-related expenses	203	344
Stock-based compensation	64,462	73,736
Other expenses	1,864	5,273
Interest expense	2,448	1,298
Income tax provision / (benefit)	198	(2,599)
Adjusted EBITDA	$24,045	$18,781
Adjusted EBITDA margin	15.3%	14.9%

The following table reconciles Cash Flows from Operating Activities in the Condensed Unaudited Consolidated Statements of Cash Flows to Free Cash Flow:

	Three months ended March 31,
	2023	2022
Cash Flows from Operating Activities	$20,104	$21,183
Capital expenditures	(5,164)	(6,743)
Website and software development costs	(4,900)	(4,465)
Effect of exchange rate changes on cash and cash equivalents	(32)	(232)
Free Cash Flow	$10,008	$9,743